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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

     AGREEMENT dated as of August 22, 1996 among and PAREXEL International Corporation, a Massachusetts corporation (the "Company") and the stockholders of the Company listed on the signature pages hereto (the "Stockholders").

                              W I T N E S S E T H :

     WHEREAS, pursuant to the Purchase Agreement of even date herewith (the "Purchase Agreement"), among the Company, the Stockholders and others, the Company is acquiring all of the issued and outstanding shares of capital stock of State and Federal Associates, Inc., a Virginia corporation ("SF&A").

     WHEREAS, in connection therewith, each Stockholder is acquiring unregistered shares of Common Stock of the Company (the "Shares"); and

     WHEREAS, the Company and the Stockholders wish to set forth certain rights and obligations with regard to the registration of the Shares;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "SHARES" shall mean the shares of Common Stock of the Company issued to the Stockholders on even date herewith pursuant to the Purchase Agreement and pursuant to the Real Estate Conveyance Documents (as such term is defined in the Purchase Agreement), including any shares of Common Stock received in accordance with the provisions of the Purchase Agreement and the Real Estate Conveyance Documents and transferred from S&FA of Alexandria Partnership to its partners, at such time as such transfers are permitted.

          "COMMON STOCK" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "REGISTRATION EXPENSES" shall mean the expenses so described in
     Section 9.

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          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean the expenses so described in Section 10.

     2. SECURITIES ACT MATTERS. Each Stockholder acknowledges and agrees that the Shares have not been registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. Each Stockholder recognizes and acknowledges that such claims of exemption are based, in part, upon each Stockholder's representations contained in this Agreement. Each Stockholder further recognizes and acknowledges that, because the Shares are unregistered under federal and state laws, they are not presently eligible for public resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Each Stockholder recognizes and acknowledges that Rule 144 or any other exemption promulgated under the Securities Act (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available for resale of the Shares, and each Stockholder recognizes and acknowledges that, in the absence of the availability of Rule 144 or any other exemption under the Securities Act, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale of the Shares. Each Stockholder recognizes and acknowledges that, except as set forth in this Agreement, the Company is under no obligation to register the Shares, either pursuant to the Securities Act or the securities laws of any state.

     3. RESTRICTIVE LEGEND. Each certificate representing Shares shall, except as otherwise provided in this Section 3 or in Section 4, be stamped or otherwise imprinted with a legend substantially in the following form:

          "The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available."

     Such certificates shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144, any other exemption under the Securities Act or an effective registration statement.

     4. NOTICE OF PROPOSED TRANSFER. Prior to the third anniversary of the Closing Date (as that term is defined in the Purchase Agreement), each Stockholder shall give written notice to the Company of his or her intention to effect any proposed transfer of any Shares. Prior to the S-3 Registration Statement or the S-1 Registration Statement (as hereinafter defined) becoming


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effective, each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Stockholder shall be entitled to transfer such security in accordance with the terms of his or her notice. Each certificate for Shares transferred as above provided shall bear the legend set forth in Section 3, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. Upon the effectiveness of the S-3 Registration Statement or the S-1 Registration Statement and upon receipt by the Company of the aforementioned notice of the Stockholder's proposed transfer, the Company shall cause the legend described in Section 3 to be removed from such Stockholder's certificate.

     5. REQUIRED REGISTRATION ON FORM S-3. Subject to the provisions set forth below, the Company agrees to use commercially reasonable efforts to (i) cause a registration statement on Form S-3 under the Securities Act (the "S-3 Registration Statement") relating to the resale of the Shares to be filed as soon as practicable following the date on which the Company is eligible to use such Form S-3, and in any event no later than January 15, 1997; and (ii) cause the S-3 Registration Statement to become effective no earlier than the expiration date of the Pooling Restricted Period (as hereinafter defined) and thereafter remain effective until the earlier of (A) the third (3rd) anniversary of the Closing Date (as defined in the Purchase Agreement) (the "Distribution Period") or (B) the sale of all Shares covered thereby. Anything to the contrary herein notwithstanding, the Company shall not be required to take any action to cause the S-3 Registration Statement to be declared effective by the Commission at any time prior to the publication by the Company of financial results including at least thirty (30) days' post-closing combined operating results of the Company and S&FA (the "Pooling Restricted Period"), and PROVIDED FURTHER, HOWEVER, that the Company may suspend sales at any time under the S-3 Registration Statement immediately upon notice to each of the Stockholders at their last known addresses, for any of the reasons and for the time periods set forth in Section 7. In the event that at the time the filing of such registration statement is undertaken or required to be undertaken, the Company fails to qualify for use of Form S-3 for purposes of registering for resale the Shares, the Company shall cause a registration statement on Form S-1 to be filed as soon as practicable thereafter and to use commercially reasonable efforts to
(i) have such registration statement declared effective as soon as practicable and (ii) maintain the effectiveness of such registration statement until the earlier of (a) three (3) years from the Closing Date, (b) the date on which all Shares have been sold by the Stockholders and (c) the date as of which the Company qualifies for use of Form S-3 and such registration statement shall have been converted into a registration statement on Form S-3. Any registration statement filed or required to be filed by the Company pursuant to this Section 5 shall be referred to herein as the "Registration Statement."

     6. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 5 to use commercially reasonable efforts to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:


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          (a) prepare and file with the Commission such amendments and supplements to the Registration Statement, and the prospectuses used in connection therewith, as may be necessary to comply with the Securities Act;

          (b) furnish to each Stockholder such number of copies of the Registration Statement and each such amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by the Registration Statement;

          (c) register or qualify the Shares covered by the Registration Statement under the securities or "blue sky" laws of the jurisdictions where the Company is currently registered or qualified, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (d) have the Shares covered by the Registration Statement subject to quotation on the Nasdaq National Market or listed on any exchange on which shares of Common Stock are traded; and

          (e) promptly notify each Stockholder (at their last known addresses)
(i) of the effective date of the Registration Statement and the date when any post-effective amendment to the Registration Statement becomes effective, (ii) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement, or
(iii) of the end of any suspension under Section 7.

          (f) upon receipt of a notice of proposed transfer by the Stockholder, notify the Stockholder of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Stockholder prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     7. Suspension.
        ----------

          (a) The rights of the Stockholders to distribute the Shares pursuant to this Agreement and the S-3 Registration Statement may be suspended by the Company on the occurrence of any of the following events:

               (i) the Company has made a determination to conduct a public offering;

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               (ii) the Company is about to make a normal course disclosure containing information of a material nature;

               (iii) there then exists material, non-public information relating to the Company which, in the good faith determination of its Board of Directors, would not be appropriate for disclosure during that time; or

               (iv) the Company is engaged in any activity at any time that, in the good faith determination of its Board of Directors, would be adversely affected by the continued compliance with this Agreement or the continued distribution of the Shares by the Stockholders.

          (b) The Company shall use commercially reasonable efforts to minimize the length of any suspension:

               (i) under Section 7(a)(i), to a period beginning on the day that notice of a suspension is given to the Stockholders and ending on the earlier of: (A) the date of disclosure of the public offering, or (B) the date which is 30 days after the beginning of the suspension, provided that during such suspension, the Company will proceed with commercially reasonable efforts to file the appropriate documentation in respect of, and otherwise complete, such public offering as expeditiously as practicable;

               (ii) under Section 7(a)(ii), to a period of not more than three
          (3) business days;

               (iii) under Section 7(a)(iii), if the activity is a prospective acquisition by the Company, to a period beginning when the notice of suspension is given to the Stockholders and ending on the earlier of:
          (A) the public disclosure of the transaction and the making of all required filings under the Securities Act or Exchange Act, or (B) the date on which discussions regarding the acquisition are terminated;

               (iv) under Section 7(a)(iii), for any reason other than a prospective acquisition by the Company, to a period beginning when the notice of suspension is given to the Stockholders and ending on the earlier of: (A) the disclosure of the activity, or (B) the reason is no longer operative; and

               (v) under Section 7(a)(iv), to a period beginning on the day that notice of a suspension is given to the Stockholders and ending on the date which is 30 days after the beginning of the suspension, provided, however, that the Company shall not avail itself of the suspension rights contained in Section 7(a)(iv) more than once in every six (6) month period commencing on the date of effectiveness of the Registration Statement.

     8. EXPENSES. All expenses incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of


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the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses (as hereinafter defined), are called "REGISTRATION EXPENSES". All underwriting discounts (if any) and selling commissions applicable to the sale of the Shares covered by the S-3 Registration Statement, as well as all professional service fees incurred by the Stockholders, are called "SELLING EXPENSES".

     The Company will pay all Registration Expenses in connection with the preparation and filing of the S-3 Registration Statement. All Selling Expenses shall be borne by the Stockholders in proportion to the number of Shares sold by each. The Company shall not be obligated to pay any Registration Expenses in connection with the preparation and filing of the S-3 Registration Statement if such registration statement is withdrawn, delayed or abandoned for any reason by the Stockholders.

     9. Indemnification and Contribution.
        --------------------------------

          (a) In connection with the registration of the Shares under the Securities Act pursuant to Section 5, the Company will indemnify and hold harmless each Stockholder and each other person, if any, who controls such Stockholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse each such Stockholder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made based upon information furnished in writing by any such Stockholder or any such controlling person for use in such Registration Statement.

          (b) In connection with the registration of the Shares under the Securities Act pursuant to Section 5, each Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs such registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon (i) the failure of such Stockholder to


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comply with the provisions of Section 12 herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that such Stockholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and based upon information pertaining to such Stockholder, furnished in writing by or for such Stockholder for use in such registration statement, PROVIDED, FURTHER, HOWEVER, that the liability of each Stockholder hereunder shall be limited to the proceeds received by such Stockholder from the sale of the Shares covered by such registration statement; and PROVIDED, FURTHER, HOWEVER, that the obligations of the Stockholder hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Stockholder.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) any Stockholder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such


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case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Stockholder in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and each Stockholder, severally, on the other hand; PROVIDED, HOWEVER, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and no such indemnifying party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such registration statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) The indemnities provided in this Section 9 shall survive the transfer of any Shares by such Stockholder.

     10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) maintain registration of its Common Stock under Section 12 of the Exchange Act;

          (c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Stockholder, so long as the Stockholder owns any Shares, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

     11. CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made inthe provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares as so changed.

     12. STOCKHOLDERS' CONDUCT. With respect to any sale of Shares covered by the Registration Statement, each Stockholder understands and agrees as follows:

          (a) Each Stockholder will carefully review the information concerning him or her contained in the Registration Statement and will promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

          (b) Each Stockholder agrees to sell Shares only in the manner set forth in (i) the Registration Statement (or in compliance with Section 4 hereof), (ii) the Affiliate Agreement (as defined in the Purchase Agreement) and
(iii) Section 13;

          (c) Each Stockholder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time the Registration Statement remains effective;

          (d) Each Stockholder agrees to only sell Shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

          (e) Each Stockholder agrees to comply with the prospectus delivery requirements of the Exchange Act;

          (f) Prior to the third anniversary of the Closing Date, each Stockholder agrees to promptly notify the Company of any and all planned sales and completed sales of Shares; and

          (g) Each Stockholder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 7.

          (h) In connection with the registration of the Shares, each Stockholder will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with federal and applicable state securities laws.

          (i) Each Stockholder hereby agrees that he or she will not sell, exchange, transfer, pledge, dispose or otherwise reduce his or her risk relative to any Shares owned by him or her during the period which begins on the date hereof and ends at such time as the Company publicly announces financial results covering at least thirty days of combined operations of the Company and S&FA. The Company, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Shares, provided that such stop transfer orders are consistent with the other provisions of the Agreement.

     13. Selling Procedures.
         ------------------

          (a) Each Stockholder will notify the Company of his or her intention to sell Shares under the S-3 Registration Statement not less than five (5) business days prior to the expected date of such sale by faxing the "Takedown Request" attached hereto as EXHIBIT A to:

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                High Street Tower
                           Boston, Massachusetts 02110
                             Attn: Heather M. Stone
                              Phone: (617) 248-7238
                            Facsimile: (617) 248-7100

During this period, the Company will review the prospectus to determine if a suspension pursuant to Section 7 is necessary or appropriate. If the Company does not notify the Stockholder of a suspension pursuant to Section 7, the Stockholder may conclude the proposed sale, on the proposed date of sale, strictly in accordance with the Takedown Request.

              (b) Prior to the third anniversary of the Closing Date, each Stockholder will notify the Company of each sale under the Registration Statement in accordance with the Takedown Request within 24 hours of the sale by faxing the "Notification of Sale" attached hereto as EXHIBIT B to:

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                High Street Tower
                           Boston, Massachusetts 02110
                             Attn: Heather M. Stone
                              Phone: (617) 248-7238
                            Facsimile: (617) 248-7100

Based on the information set forth on the Notification of Sale, the Company will prepare or cause to be prepared the appropriate notifications to its Transfer Agent to remove the legend described in Section 3 from the Shares so sold.

     14. REPRESENTATIONS AND COVENANTS. Each Stockholder hereby represents and warrants to the Company as follows:

          (a) EACH STOCKHOLDER UNDERSTANDS THAT HIS OR HER INVESTMENT IN THE SHARES INVOLVES RISK.

          (b) EACH STOCKHOLDER HAS CONSULTED HIS OR HER OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR SUCH STOCKHOLDER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH

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RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO THE STOCKHOLDERS SHALL
NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

          (c) The Company has made available to each Stockholder, during the course of this transaction and prior to the acquisition of the Shares, the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Shares and to obtain any additional information relating to the financial condition and business of the Company.

          (d) Each Stockholder understands that he or she must bear the economic risk of this investment until such time as the Shares are registered; that the Shares are not currently registered under the Securities Act, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; that such Stockholder is purchasing the Shares with no present view toward resale or other distribution thereof; and that each Stockholder agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of the Purchase Agreement and this Agreement and any regulations under the Securities Act and applicable state securities laws.

          (e) Each Stockholder has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity in connection with this investment in the Shares.

          (f) Each Stockholder has reviewed the representations and warranties of the Company set forth in the Purchase Agreement and has consulted with his or her personal legal and financial advisors in evaluating the merits and risks of the investment in the Shares.

          (h) Each Stockholder received an offer concerning the Shares and first learned of this investment in the state or other jurisdiction listed in such Stockholder's residence address on the signature page hereto, and intend that the state securities laws of that state or other jurisdiction alone govern this transaction.

          (i) Each Stockholder acknowledges and warrants that, prior to the execution of this Agreement, he or she has had the opportunity to ask questions and receive answers from the Company and S&FA concerning the terms and conditions of the transactions contemplated by the Purchase Agreement and the issuance of the Shares, and concerning any of the documents identified above, and to obtain such additional further information from the Company and S&FA as he or she has deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to the Stockholders.

          (j) Each Stockholder has been advised that, as of the date hereof, he or she may be deemed to be an "affiliate" of S&FA, as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

          (k) Each Stockholder understands that the representations, warranties and covenants set forth herein will be relied upon by S&FA, other stockholders of S&FA, the Company, the stockholders of the Company and their respective counsel and accounting firms.

          (l) Each Stockholder hereby represents and warrants that he or she has not sold, exchanged, transferred, pledged, disposed or otherwise reduced his or her risk relative to any shares of S&FA common stock owned by him or her during the 30 day period preceding the date hereof.

     15. Miscellaneous.
         -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares, provided, that such transferee executes a counterpart signature page to this Agreement), whether so expressed or not.

          (b) All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

               if to the Company, at 195 West Street, Waltham, Massachusetts 02154, Attention: William T. Sobo, Jr., Chief Financial Officer, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts 02110, Attn: William J. Schnoor, Jr.;

               if to any other party hereto, at the address of such party set forth on the signature page hereto, with a copy to Baker & McKenzie, 815 Connecticut Avenue, N.W., Suite 900, Washington, D.C. 20006, Attn:
          Thomas J. Egan, Jr., Esq.;

               if to any subsequent Stockholder of Shares, to it at such address as may have been furnished to the Company in writing by such Stockholder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Stockholder) or to the Stockholders (in the case of the Company) in accordance with the provisions of this paragraph. Notices shall be deemed duly delivered three business days after being sent by first class mail, postage prepaid, or one business day after being sent via a reputable nationwide express mail service. Notices delivered via any other means shall be deemed duly delivered upon actual receipt by the individual for whom such notice is intended.

Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party's counsel as set forth above.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a majority of the outstanding Shares.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               PAREXEL INTERNATIONAL CORPORATION

                               By:  /s/ William T. Sobo
                                    ----------------------------

                               Name:  William T. Sobo
                                      --------------------------

                               Title: V.P. and CFO
                                      --------------------------

                               /s/ Martin J. Miller
                               ---------------------------------
                               Martin J. Miller

                               /s/ Robert F. Raven
                               ---------------------------------
                               Robert F. Raven

                               /s/ Howard Tag
                               ---------------------------------
                               Howard Tag

                               /s/ Peter Malamis
                               ---------------------------------
                                Peter Malamis

                               /s/ Laurie Hughes
                               ---------------------------------
                                Laurie Hughes

                               S&FA OF ALEXANDRIA PARTNERSHIP

                               By:/s/ Martin Miller
                                  ------------------------------
                                  Martin Miller as General Partner

                               By:/s/ Robert F. Raven
                                  ------------------------------
                                  Robert F. Raven as General Partner

                [You must complete pages 15-16 of this Agreement]

Principal Residence Address:
----------------------------
Note: Non-principal residence addresses and post office boxes cannot be accepted.



-----------------------------------------------
(Number and Street)



-----------------------------------------------
(City, State)       (Zip Code)



-----------------------------------------------
(Residence Telephone)


Mailing Address (if different from above):
-----------------------------------------------


-----------------------------------------------
(Number and Street)


-----------------------------------------------
(City, State)       (Zip Code)


Citizenship:  USA
------------------------------------------------


Social Security or Taxpayer I.D. No.:
                                     ------------

     If the Stockholder is a natural person and is an accredited investor described by category 12 or 13 (or both) set forth on the attached EXHIBIT C,
please check this box.   [ ]

     If the Stockholder has not checked the box above, please check this box if at least one of the categories set forth on the attached EXHIBIT C describes
you.   [ ]

                                                                       Exhibit A

                                                to Registration Rights Agreement
                                                --------------------------------

                                TAKEDOWN REQUEST

     The undersigned Stockholder intends to offer and sell to the public Shares of PAREXEL International Corporation registered under a certain Registration Statement on Form S-3, File No. 333-_______.


----------------------------------------------------------------------------------------------------------------
                                        Name, Address, Telephone
                                     Number and Facsimile Number of                     Number of       Proposed
  Name, Address, Telephone Number        Agent, Broker-Dealer or        Number of      Shares to be       Date
and Facsimile Number of Stockholder            Underwriter             Shares Owned        Sold         of Sale*
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

*    MUST BE AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE HEREOF.

Other Information:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The undersigned Stockholder agrees to provide all information and materials and to take all actions as may be required in order for PAREXEL International Corporation to comply with all applicable securities laws.

                                                    ------------------------
                                                    Signature of Stockholder

                                                    ------------------------
                                                    Print Name

                                                    ------------------------
                                                    Date

           ALL TAKEDOWN REQUESTS SHOULD BE FORWARDED BY FACSIMILE TO:
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                                HIGH STREET TOWER
                           BOSTON, MASSACHUSETTS 02110
                             ATTN: HEATHER M. STONE
                              PHONE: (617) 248-7238
                            FACSIMILE: (617) 248-7100
            AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO A PROPOSED SALE

                                                                       Exhibit B

                                                to Registration Rights Agreement
                                                --------------------------------

                              NOTIFICATION OF SALE

     The undersigned Stockholder sold to the public Shares of PAREXEL International Corporation registered under a certain Registration Statement on Form S-3, File No. 333-_______, as follows.


----------------------------------------------------------------------------------------------------------------
                                        Name, Address, Telephone
                                     Number and Facsimile Number of                     Number of       Proposed
  Name, Address, Telephone Number        Agent, Broker-Dealer or        Number of      Shares to be       Date
and Facsimile Number of Stockholder            Underwriter             Shares Owned        Sold         of Sale*
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

Other Information:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                                    ------------------------
                                                    Signature of Stockholder

                                                    ------------------------
                                                    Print Name

                                                    ------------------------
                                                    Date

           ALL TAKEDOWN REQUESTS SHOULD BE FORWARDED BY FACSIMILE TO:
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                                HIGH STREET TOWER
                           BOSTON, MASSACHUSETTS 02110
                             ATTN: HEATHER M. STONE
                              PHONE: (617) 248-7238
                            FACSIMILE: (617) 248-7100
                        WITHIN 24 HOURS FOLLOWING A SALE

                                                                       Exhibit C

                                                to Registration Rights Agreement
                                                --------------------------------

     1. A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

     2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     3. An insurance company (as defined in Section 2(13) of the Securities
Act).

     4. An investment company registered under the Investment Company Act.

     5. A business development company (as defined in Section 2(a)(48) of the Investment Company Act).

     6. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     7. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

     8. An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (an "ERISA Plan") whose decision to purchase the Interest was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser.

     9. An ERISA Plan with total assets in excess of $5,000,000 or, if a self-directed ERISA Plan, with investment decisions made solely by persons that are "accredited investors."

     10. A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

     11. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000.

     12. A natural person whose net worth (either individually or jointly with such person's spouse) at the time of the Closing exceeds $1,000,000.

     13. A natural person who had an individual income in excess of $200,000 or joint income with such person's spouse in excess of $300,000 in each of the last two calendar years and who reasonably expects to reach the same income level in the current calendar year.

     14. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase of the Interest is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

     15. An entity in which all of the equity owners fit into at least one of the categories listed under paragraphs 1-14 above.